Exhibit 99.1
                              NEWS FOR IMMEDIATE RELEASE
                              --------------------------

FOR MORE INFORMATION, CONTACT:
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WILLIAM EVANS                             RYAN HOLLENBECK

EVP & CHIEF FINANCIAL OFFICER             VP, CORPORATE COMMUNICATIONS
Witness Systems                           Witness Systems
770.754.1915                              770.754.1962
bevans@witness.com                        rhollenbeck@witness.com

            WITNESS SYSTEMS LAUNCHES CASH OFFER FOR EYRETEL TO DRIVE
               MARKET FOR CONTACT CENTER PERFORMANCE OPTIMIZATION

- Transaction would create market share leader in global contact center recording market, provide comprehensive geographic capabilities and expand suite offering with compliance applications -

ATLANTA (FEBRUARY 26, 2003) - Witness Systems (NASDAQ: WITS), a leading global provider of performance optimization software and services, today announced that it has reached an agreement with Eyretel (LSE: EYR), a U.K.-based provider of compliance and recording solutions for customer contact centers, on the terms of a recommended cash offer for all of the shares of Eyretel. The acquisition would extend Witness Systems' leadership in the global contact center performance optimization market, offering customers a comprehensive range of software and services.

According to technology market research from Datamonitor, the combined company would become the market share leader in the global contact center recording market, including both quality and compliance, which represented nearly half of the broader workforce optimization market in 2001. Witness Systems also provides applications for the contact center e-learning management and performance analysis segments, which represented a further 22 percent of the workforce optimization market. With the complementary nature of its product sets, the combined company will have broad cross-sell opportunities.

"Our acquisition of Eyretel combines two of the most significant application providers in the contact center market, offering our customers a truly global partner. As one company, we will work closely to develop the workforce optimization market and bring solutions to market faster," said Dave Gould, CEO and chairman of Witness Systems. "Eyretel has built an international leadership position in contact center recording and a strong management team. We believe Eyretel is an excellent strategic fit and will significantly strengthen our global customer base, extend our application suite, and expand our partner network and distribution channels around the world."

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                     Witness Systems Launches Cash Offer for Eyretel  -  Page 2

The acquisition has been recommended by the board of directors of Eyretel and is subject to the successful closing of the offer and to customary conditions, including regulatory and other standard approvals. The acquisition is expected to be completed in March or April of 2003, and the company does not expect that it will be dilutive to core 2003 earnings. The offer will be 25 pence in cash for each Eyretel share and values the company's entire issued share capital at approximately (pound)37.4 million or USD $59.8 million. The total cash consideration for the offer will be financed from Witness Systems' existing cash resources.

Eyretel management and employees will be valuable additions to Witness Systems. Nicholas Discombe, CEO of Eyretel, has agreed to become president and chief operating officer of the combined organization. "Witness Systems was early to recognize the opportunity to deliver a suite of applications for contact center performance improvement, and its vision has been borne out by the current direction of the market towards workforce optimization," said Discombe.

With Eyretel, Witness Systems would broaden its offerings to include the capabilities required by enterprises seeking to deploy advanced compliance recording applications. The acquisition of Eyretel would provide global customers with a compelling partner as they look to the power of an expanded workforce optimization suite to improve performance.

"Eyretel offers a strong international organization to distribute and support our product line," added Gould. "The acquisition provides a significant opportunity for Eyretel's customers to deploy applications in our expanded software suite, such as e-learning management and performance analysis. In addition, the combined operations will benefit from Eyretel's product and services competency in compliance recording."

CONFERENCE CALL INFORMATION Witness Systems will conduct a conference call today, February 26, 2003 beginning at 9:30 a.m. EST to discuss the details of the offer. The conference call and replay will be available online at www.witness.com.

ABOUT WITNESS SYSTEMS
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Witness Systems (NASDAQ: WITS) provides the contact center industry's first integrated performance optimization software suite to help global enterprises capture customer intelligence and optimize workforce performance. Comprised of business-driven multimedia recording, performance analysis and e-learning management applications, the browser-based eQuality(R) solution is designed to enhance the quality of customer interactions across multiple communications media, including the telephone, e-mail and Web. The closed-loop suite enables companies to record, evaluate and analyze customer contacts, and then launch e-learning to develop staff, generate additional revenue, and achieve greater customer retention and loyalty. An integrated business consulting, implementation and training methodology provides services to support an effective, rapid deployment of eQuality that enables organizations to maximize their return on investment. For additional information about Witness Systems and its eQuality software suite, visit www.witness.com, or call 770.754.1900.

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
                      Witness Systems Launches Cash Offer for Eyretel  -  Page 3

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Information in this release that involves Witness Systems' expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. These statements include statements about Witness Systems' strategies in the marketplace, its market position and its relationship with customers. All forward-looking statements included in this release are based upon information available to Witness Systems as of the date of the release, and the company assumes no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, fluctuations in customer demand and the timing of orders; the company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company's markets; the risks associated with competition; the risks associated with international sales as the company expands its markets; and the ability of the company to compete successfully in the future, as well as other risks identified under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and any other reports filed from time to time with the Securities and Exchange Commission.

Witness, eQuality and the Witness logo are United States registered trademarks of Witness Systems, Inc., protected by laws of the U.S. and other countries. All other trademarks mentioned in this document are the property of their respective owners.

The offer described in the foregoing press release is made for the securities of a non-U.S. company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Some of the financial statements included in the offering materials, if any, may be prepared in accordance with non-U.S. accounting standards that may not be comparable to the financial statements of United States companies.

Witness Systems plans to furnish copies of the principal offer materials, which will contain information about Eyretel and the proposed transaction, to the Securities and Exchange Commission under cover of Form CB. Investors and securities holders are urged to read these materials carefully when they become available. These materials will contain important information about Eyretel, the proposed transaction, Witness Systems and related matters. Investors and securities holders will be able to obtain free copies of these materials through the Web site maintained by the SEC at http://www.sec.gov. Free copies of these materials may also be obtained by directing a request to Witness Systems at 300 Colonial Center Parkway, Roswell, Georgia 30076; by calling +1 770 754 1900; or by e-mailing ir@witness.com. Copies of reports concerning Eyretel can be accessed by visiting www.eyretel.com, by calling +44 (0) 1372 869 000 or by e-mailing info@eyretel.com.

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